Exhibit 8.2

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601	Telephone: +692-625-3602
RRE Commercial Center	Email: dreeder@ntamar.net
Majuro, MH 96960	r.simpson@simpson.gr

March 6, 2017

Seaspan Corporation

Unit 2, 2nd Floor, Bupa Centre

141 Connaught Road West

Hong Kong, China

Re: Seaspan Corporation

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Seaspan Corporation, a corporation formed under the laws of the RMI (the “Corporation”), with respect to the preparation of a prospectus supplement dated March 6, 2017 (the “Prospectus”), to that certain Registration Statement on Form F-3, as amended (333-211545) (the “Registration Statement”), for the offering and sale by the Corporation of up to $75,000,000 of the Company’s Class A common stock from time to time (the “Shares”).

In connection therewith, we have prepared the discussion regarding Marshall Islands tax consequences set forth in the Preliminary Prospectus and the Prospectus under the caption “Non-United States Tax Considerations” and “Non-United States Tax Considerations - Canadian Federal Income Tax Considerations” (the “Discussion”).

With respect to the Canadian Federal Income Tax Considerations we can confirm that a Canadian resident corporation that carries on international shipping business, as described in the Discussion is exempt from all RMI income taxes under the current laws of the RMI. All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of each of the Preliminary Prospectus and the Prospectus. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Corporation, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement, the Preliminary Prospectus and the Prospectus. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Dennis J. Reeder

Dennis J. Reeder - Reeder & Simpson, P.C.